Exhibit 99.1

Pixelworks Reports Fourth Quarter 2014 Financial Results

SAN JOSE, Calif., February 5, 2015 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

Revenue for the full year 2014 totaled $60.9 million, a 26.6% increase over 2013, driven by broad demand for the Company’s chips sold into the projector market.

For the fourth quarter 2014, revenue was $15.1 million, compared to $17.1 million in the prior quarter and $15.0 million in the fourth quarter of 2013. The sequential decline in revenue was primarily the result of earlier than normal seasonality combined with year-end inventory adjustments at certain customers.

On a GAAP basis, gross profit margin in the fourth quarter of 2014 was 50.0%, compared to 50.1% in the third quarter of 2014 and 56.7% in the fourth quarter of 2013. Fourth quarter 2014 GAAP operating expenses were $10.2 million, compared to $10.5 million in the previous quarter and $8.3 million in the fourth quarter of 2013.

For the fourth quarter of 2014, the Company recorded a GAAP net loss of $2.8 million, or $0.12 per share, compared to a GAAP net loss of $2.3 million, or $0.10 per share, in the third quarter of 2014 and GAAP net loss of $50,000, or $0.00 per share, in the fourth quarter of 2013.

On a non-GAAP basis, fourth quarter 2014 gross profit margin was 50.3%, compared to 50.4% in the third quarter of 2014 and 57.8% in the fourth quarter of 2013. Fourth quarter 2014 gross margin was lower compared to the year-ago quarter primarily due to a higher percentage of chip revenue. Fourth quarter 2014 operating expenses on a non-GAAP basis were $8.8 million, compared to $9.3 million in the previous quarter and $7.1 million in the fourth quarter of 2013.

For the fourth quarter of 2014, the Company recorded a non-GAAP net loss of $1.4 million, or $0.06 per share, compared to a non-GAAP net loss of $0.9 million, or $0.04 per share, in the third quarter of 2014 and non-GAAP net income of $1.3 million, or $0.05 per diluted share, in the fourth quarter of 2013. Adjusted EBITDA in the fourth quarter of 2014 was a negative $0.1 million, compared to a positive $0.4 million in the previous quarter and a positive $2.7 million in the fourth quarter of 2013.

“2014 was a year of strong growth, with product revenues up 44% over 2013, as well as numerous milestone achievements for Pixelworks", said Bruce Walicek, President and CEO of Pixelworks. “Most recently, we have continued to ramp shipments of our co-development chip and are also seeing great customer engagement activity for our Iris product line of display processors, which is targeted at a wide range of mobile applications.  As we look to 2015, we expect another year of significant growth in our core business supported by exceptional interest in Pixelworks’ technology for video processing across various applications and display sizes.”

The Company will discuss the details of its business outlook for the first quarter of 2015 during its conference call scheduled for today, February 5, 2015, at 2:00 p.m. Pacific Time.

Conference Call Information

Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 69400577. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 12, 2015, and can be accessed by calling 855-859-2056 and using passcode 69400577.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Bruce Walicek's quote with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2013 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Revenue, net	$15,105	$17,111	$14,984	$60,923	$48,118
Cost of revenue (1)	7,546	8,545	6,495	29,142	21,708
Gross profit	7,559	8,566	8,489	31,781	26,410
Operating expenses:
Research and development (2)	6,390	6,634	4,536	25,296	20,664
Selling, general and administrative (3)	3,776	3,900	3,715	15,434	13,883
Total operating expenses	10,166	10,534	8,251	40,730	34,547
Income (loss) from operations	(2,607)	(1,968)	238	(8,949)	(8,137)
Interest expense and other, net	(118)	(123)	(109)	(493)	(405)
Income (loss) before income taxes	(2,725)	(2,091)	129	(9,442)	(8,542)
Provision for income taxes	46	209	179	518	328
Net loss	$(2,771)	$(2,300)	$(50)	$(9,960)	$(8,870)
Net loss per share - basic and diluted	$(0.12)	$(0.10)	$(0.00)	$(0.44)	$(0.45)
Weighted average shares outstanding - basic and diluted	23,175	23,007	21,985	22,766	19,816
——————
(1) Includes:
Stock-based compensation	$71	$61	$64	$262	$164
Additional amortization of non-cancelable prepaid royalty	(30)	4	103	65	369
(2) Includes stock-based compensation	640	562	522	2,441	1,204
(3) Includes stock-based compensation	690	634	599	2,599	1,640

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,559	$8,566	$8,489	$31,781	$26,410
Stock-based compensation	71	61	64	262	164
Additional amortization of non-cancelable prepaid royalty	(30)	4	103	65	369
Total reconciling items included in cost of revenue	41	65	167	327	533
Non-GAAP gross profit	$7,600	$8,631	$8,656	$32,108	$26,943
Non-GAAP gross profit margin	50.3%	50.4%	57.8%	52.7%	56.0%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$10,166	$10,534	$8,251	$40,730	$34,547
Reconciling item included in research and development:
Stock-based compensation	640	562	522	2,441	1,204
Reconciling item included in selling, general and administrative:
Stock-based compensation	690	634	599	2,599	1,640
Total reconciling items included in operating expenses	1,330	1,196	1,121	5,040	2,844
Non-GAAP operating expenses	$8,836	$9,338	$7,130	$35,690	$31,703
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$(2,771)	$(2,300)	$(50)	$(9,960)	$(8,870)
Reconciling items included in cost of revenue	41	65	167	327	533
Reconciling items included in operating expenses	1,330	1,196	1,121	5,040	2,844
Tax effect of non-GAAP adjustments	(6)	91	17	—	—
Non-GAAP net income (loss)	$(1,406)	$(948)	$1,255	$(4,593)	$(5,493)
Non-GAAP net income (loss) per share:
Basic	$(0.06)	$(0.04)	$0.06	$(0.20)	$(0.28)
Diluted	$(0.06)	$(0.04)	$0.05	$(0.20)	$(0.28)
Non-GAAP weighted average shares outstanding:
Basic	23,175	23,007	21,985	22,766	19,816
Diluted	23,175	23,007	23,468	22,766	19,816

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,771)	$(2,300)	$(50)	$(9,960)	$(8,870)
Stock-based compensation	1,401	1,257	1,185	5,302	3,008
Additional amortization of non-cancelable prepaid royalty	(30)	4	103	65	369
Tax effect of non-GAAP adjustments	(6)	91	17	—	—
Non-GAAP net income (loss)	$(1,406)	$(948)	$1,255	$(4,593)	$(5,493)
EBITDA adjustments:
Depreciation and amortization	$1,099	$1,130	$1,167	$4,514	$4,409
Interest expense and other, net	118	123	109	493	405
Non-GAAP provision for income taxes	52	118	162	518	328
Adjusted EBITDA	$(137)	$423	$2,693	$932	$(351)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$17,926	$20,805
Accounts receivable, net	4,648	4,761
Inventories	2,898	1,663
Prepaid expenses and other current assets	888	2,858
Total current assets	26,360	30,087
Property and equipment, net	6,402	4,084
Other assets, net	1,382	2,573
Total assets	$34,144	$36,744
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,154	$1,327
Accrued liabilities and current portion of long-term liabilities	8,539	10,505
Current portion of income taxes payable	197	92
Short-term line of credit	3,000	3,000
Total current liabilities	14,890	14,924
Long-term liabilities, net of current portion	1,476	677
Income taxes payable, net of current portion	2,094	2,201
Total liabilities	18,460	17,802
Shareholders’ equity	15,684	18,942
Total liabilities and shareholders’ equity	$34,144	$36,744

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com